UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 10, 2023

NexTier Oilfield Solutions Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37988	38-4016639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd
Houston,	Texas	77042
(Address of Principal Executive Offices)		(Zip Code)
(713) 325-6000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01, par value	NEX	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
39006448

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2023, the Board of Directors (the “Board”) of NexTier Oilfield Solutions Inc. (the “Company”) increased the size of the Board from ten members to eleven members and appointed Leslie Beyer to the newly created vacant seat, and as a member of its Nominating and Corporate Governance Committee, such appointments to be effective immediately. The Board has determined that Ms. Beyer is independent under the corporate governance standards of the rules of the New York Stock Exchange and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Leslie Beyer, 47, is the Chief Executive Officer of the Energy Workforce & Technology Council, the largest global energy technology and services association. Serving in this role since 2014, she is a frequent speaker on issues facing the energy industry including the global energy market, regulatory environment and ESG best practices. Ms. Beyer has been an advocate for the energy services sector testifying before Congress and frequently appearing on national media outlets. Additionally, Ms. Beyer has been a member of Natural Gas Services Group, Inc. since 2020, serving as chair of the compensation committee and as a member of both its audit and ESG committees. Before joining EWTC, her career highlights include 15 years in Washington, D.C. serving in policy and public affairs roles in the U.S. Senate, multiple presidential campaigns, The White House – Executive Office of the President, U.S. State Department and U.S. Department of Housing and Urban Development. After government service, Ms. Beyer began a career in advocacy as Director, Member and Board Relations with the National Association of Manufacturers. Ms. Beyer holds a bachelor’s degree of arts in Latin American Studies from The University of Texas at Austin.

Ms. Beyer will be entitled to compensation for her service on the Board on the same basis as all other non-employee directors of the Company, pro-rated from the date of her appointment, as described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 22, 2022.

There is no other arrangement or understanding between Mr. Holly and any other person pursuant to which she was selected as a director of the Company. The Company has not engaged in any transaction in which Ms. Beyer had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on February 14, 2023 announcing the appointment of Ms. Beyer to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information, including Exhibit 99.1, in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTIER OILFIELD SOLUTIONS INC.
Dated: February 14, 2023	/s/ KEVIN MCDONALD
Name: Kevin McDonald
Title: Executive Vice President, Chief Administrative Officer & General Counsel